Exhibit 5.1

Hunton Andrews Kurth LLP File No: 123601.0000001

October 12, 2023

Hall of Fame Resort & Entertainment Company

2014 Champions Gateway

Canton, Ohio 44708

Hall of Fame Resort & Entertainment Company

Underwritten Offering pursuant to

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Hall of Fame Resort & Entertainment Company, a Delaware corporation (the “Company”), in connection with its filing of a Registration Statement on Form S-3 (File No. 333-259242) (as amended or supplemented, the “Registration Statement”) filed on September 1, 2021, with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offer by the Company of up to $50,000,000 of any combination of securities of the types specified therein. The Registration Statement was declared effective by the Commission on September 14, 2021. Reference is made to our opinion letter dated September 1, 2021, and included as Exhibit 5.1 to the Registration Statement. We are delivering this supplemental opinion letter in connection with the prospectus supplement (the “Prospectus Supplement”) filed on October 11, 2023, by the Company with the Commission pursuant to Rule 424 under the Securities Act. The Prospectus Supplement relates to the offering by the Company of up to (i) 862,500 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) (including 112,500 shares of Common Stock subject to the underwriters’ over-allotment option), and (ii) warrants (the “Warrants” and together with the Shares, the “Securities”) to purchase up to 862,500 shares of Common Stock (such shares issuable upon exercise of the Warrants, the “Warrant Shares”) (including Warrants to purchase 112,500 shares of Common Stock and Warrants Shares subject to the underwriters’ over-allotment option), covered by the Registration Statement. The Shares and Warrants are to be sold to the underwriter for resale as described in the Registration Statement and pursuant to the underwriting agreement, a copy of which is included as an exhibit to the Form 8-K (the “Form 8-K”) to which this opinion letter is an exhibit (the “Underwriting Agreement”).

The Common Stock will be issued by the Company pursuant to the Company’s Amended and Restated Certificate of Incorporation, as amended (as amended, the “Certificate of Incorporation”), and the Warrants will be issued pursuant to the Warrant Agency Agreement, a form of which is included as an exhibit to the Form 8-K (the “Warrant Agreement”), and in each case, sold as set forth in the Registration Statement, the base prospectus contained therein (the “Prospectus”) and the Prospectus Supplement.

ATLANTA AUSTIN BANGKOK BEIJING BOSTON BRUSSELS CHARLOTTE DALLAS DUBAI HOUSTON

LONDON LOS ANGELES MIAMI NEW YORK RICHMOND SAN FRANCISCO TOKYO TYSONS WASHINGTON, DC

www.HuntonAK.com

Hall of Fame Resort & Entertainment Company

October 12, 2023

This opinion is being furnished in connection with the requirements of Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or the Prospectus Supplement, other than as expressly stated herein with respect to the issue of the Securities.

In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Prospectus; (iii) the Underwriting Agreement; (iv) the Warrant Agreement; (v) the global certificate representing the Warrants, the form of which is included as an exhibit to the Form 8-K; (vi) the Company’s Amended and Restated Certificate of Incorporation, as amended through the date hereof; (vii) the Company’s Amended and Restated Bylaws, as amended through the date hereof; (viii) resolutions of the Company’s Board of Directors (the “Board”); (ix) resolutions of the Pricing Committee established by the Board; (x) a certificate executed by the Company’s Secretary; (xi) a certificate issued by the Secretary of State of the State of Delaware to the effect that the Company is existing under the laws of the State of Delaware and in good standing (the “Good Standing Certificate”); and (xii) such other documents, certificates and records as we have deemed necessary as a basis for the opinions set forth herein.

For purposes of the opinion expressed below, we have assumed (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to authentic original documents of all documents submitted to us as certified, electronic or photostatic copies and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof on such parties (other than the authorization, execution, delivery and enforceability of certain documents by the Company).

As to factual matters, we have relied upon representations included in the documents submitted to us, upon certificates of officers of the Company and upon certificates of public officials. We are opining herein as to the General Corporation Law of the State of Delaware and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Hall of Fame Resort & Entertainment Company

October 12, 2023

Subject the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. The Shares have been duly authorized by the Company for issuance and when and to the extent issued and sold against payment therefor in accordance with the terms of the Underwriting Agreement, the Registration Statement and the Certificate of Incorporation, the Shares will be validly issued, fully paid and nonassessable.

2. The Warrants have been duly authorized by the Company and when and to the extent issued and sold against payment therefor in accordance with the terms of the Underwriting Agreement, the Warrant Agreement and the Registration Statement, the Warrants will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms.

3. The Warrant Shares have been duly authorized by the Company and when and to the extent issued upon exercise of the Warrants and against delivery of payment therefor in accordance with the terms of the Underwriting Agreement, the Warrant Agreement, the Certificate of Incorporation and the Registration Statement, the Warrant Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

The opinions expressed herein are as of the date hereof only and are based on laws, orders, contract terms and provisions, and facts as of such date, and we disclaim any obligation to update this opinion letter after such date or to advise you of changes of facts stated or assumed herein or any subsequent changes in law. This opinion letter is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any matters beyond the matters expressly set forth herein.

Very truly yours,

/s/ Hunton Andrews Kurth LLP